Sixth Amendment to

                           Permit No. 441



     This Sixth Amendment to Permit No. 441 is entered into as of the 30th day of August, 1993 between the City of Los Angeles, a municipal corporation (the

"City") acting by and through its Board of Harbor Commissioners (the "Board"),

and American President Lines, Ltd., a Delaware corporation having its principal office at 1111 Broadway, Oakland, CA 94607 (the "Permittee").



     Whereas, the parties entered into an agreement relating to terminal facilities granted to Permittee by City dated as of November 26, 1980, as amended by the First through Fifth Amendments ("Permit No. 441"), and



     Whereas, City and Permittee's subsidiary corporation Eagle Marine Services,

Ltd. ("Eagle Marine") have concurrently herewith entered into an agreement relating to terminal facilities granted to Eagle Marine by City at Pier 300

("Permit No. 733") at which facilities Permittee intends to relocate as an invitee of Eagle Marine, and



     Whereas, Permittee and City wish to provide for the sale or lease of certain Permittee-owned container gantry cranes located at the Permit No. 441 premises, and for early termination of Permit No. 441 in connection with such relocation;



     Therefore, the Parties agree as follows:



     Article 1.   Effective Date.



     This Sixth Amendment shall become effective concurrently with Permit No.

733 on the thirty-first (31st) day after publication of the Order of the Board approving this Amendment following City Council approval of the Amendment  and shall continue in effect until discharged by full performance.



     Article 2.   Amendments to Permit No. 441.



     Section 2.1.   Paragraph (a) of Section 3 of Permit No. 441 is hereby

amended to read as follows:



(a) The term of this Permit shall be twenty years from the date this Permit becomes effective; provided however, this Permit shall terminate at 2400 hours on the 60th day following the Occupancy Date, as defined in Permit

     No. 733 of Eagle Marine at the Pier 300 premises; provided further, that any undischarged obligations arising under this Permit on the part of either party on the date of termination shall continue in effect under the terms hereof until discharged.



      Section 2.2.   Section 4 is hereby amended by adding the following new

paragraphs (m) and (n):



(m)  In the event that this agreement has not terminated under the provisions of paragraph 3(a) as amended by the Sixth Amendment, on or before December

     31, 1996, then the provisions of Article 3 of the Fifth Amendment of

     Permit No. 441 shall continue to apply after December 31, 1996 until such time as the Occupancy Date of the Pier 300 premises under the Permit No.

     733 occurs.  In no event, however, shall such continuation extend past the twenty year term hereof.  During any such extension of the provisions of

     Section 3.2 after December 31, 1996, the provisions of section 5 of the

     Permit shall not apply to the fourth quarter of the term of this Permit.





In the event that Eagle Marine terminates Permit No. 733 pursuant to

     Section 9(f) thereof,  Permittee and City shall immediately commence to negotiate compensation to be paid for each compensation period of the fourth quarter of the term hereof, pursuant to the procedure established in Section 4B of the Permit, as amended by the Fourth Amendment to this

     Permit No. 441.  The provisions of article 3 of the Fifth Amendment of

     Permit No. 441, as extended under subsection (m) above, shall cease to apply on the date following Eagle Marine's termination of Permit No. 733 and the compensation determined under Section 4B shall apply from and after such date.



(n)  Permittee's obligation to pay compensation based on  minimum guaranteed

     throughput as specified in this Section 4  for  the   year  in which

            the Occupancy Date (as defined in Agreement No. 733) occurs shall be prorated in the proportion that the number of days from January 1st to the

     Occupancy Date of the year of termination bears to 365.



            Section 2.3.   Exchange of C-10 Cranes.



(a)         Not later than 24 months prior to the then scheduled Delivery

            Date (as that term is defined in Permit No. 733) of the Pier 300

            Premises, Permittee shall notify City whether the C-10 cranes identified in Agreement No. 1404 dated October 29, 1986, as amended and in effect between the parties (the "Crane Agreement")

            are available for purchase as of the Occupancy Date of the Pier 300 premises.  City shall have a preferential right to purchase the C-10 cranes over all other persons; provided, City shall give notice to

            Permittee of its election to purchase the C-10 cranes within 45 days

            of the giving of Permittee's notice of availability.   Upon such

            election, Permittee shall, on the Occupancy Date, convey all of its right, title and interest in and to the C-10 cranes concurrently with payment by City to Permittee in immediately available funds of the then fair market value of said cranes in their then existing condition.  Permittee shall continue to maintain said cranes as required in said Crane Agreement until title is conveyed to City.



      (b)   If City does not elect to purchase the C-10 cranes, or if Permittee does not offer the cranes for purchase, as provided in paragraph

            (a) above, City shall have the option to lease the C-10 cranes from

            Permittee under terms and conditions to be agreed between the

            parties at the time of the lease.   At the end of said lease, if

            any, City shall  have the option, exercisable upon one

            year's prior written notice, to purchase the cranes at their then fair market value.



    (c)   In the event that the parties are unable to agree upon the fair market value of the cranes under the provisions of paragraphs (a) or (b)

            above, the parties shall jointly appoint an independent appraiser to determine such fair market value, or, failing such joint appointment within fifteen (15) calendar days of a receipt by a party of a written proposal to jointly appoint an independent appraiser by the other party, the parties shall each designate an independent appraiser who together shall jointly designate a third.

            The failure of one party to appoint an appraiser within thirty (30)

            calendar days of receipt of the other party's proposal of a joint appraiser shall be deemed a joint appointment of such proposed appraiser.  The appraisal of a jointly appointed appraiser or two or more of a panel of three appraisers shall be binding and conclusive on both the City and Permittee; provided however, if a majority of a panel do not concur, the appraisal which is neither

            highest nor lowest shall be conclusive.   The



parties hereby jointly instruct such appraiser(s) to render any appraisal within sixty (60) days following their appointment or as soon thereafter as practicable.  The parties shall share

            appraisers' fees equally.  City shall pay the fair market value as determined by such appraisal within 60 days of such appraisal, plus a late payment charge accruing from the Occupancy Date or the end of any lease term, as applicable, at the rate of 10% per annum.



      (d)                                  At the time of any conveyance of

            title of the C-10 cranes to the City under this article 2, the City shall cooperate with Permittee to permit it  to derive certain federal income tax benefits pursuant to section 1031 and other sections of the Internal Revenue Code of 1986, as amended;

            provided, in no event shall City be required to incur any expense

            (other than City employee time and effort) or undertake any liability or obligation that would be greater than that incurred or undertaken if the cranes were purchased directly from APL and APL shall indemnify City therefrom.



      Article 3.   Continuing Effect.



      Except as expressly amended herein above, all of the terms and conditions of Permit No. 441, as amended, shall continue in effect.



      In witness whereof, the parties have executed this Sixth Amendment to

Permit No. 441 by their authorized representatives.





                                         THE CITY OF LOS ANGELES, BY
                                         ITS BOARD OF HARBOR COMMISSIONERS


ATTEST:  September 1, 1993               By:  /s/ Tay Yoshitani

/s/ Audrey H. Yamaki
      Board Secretary                    Title: Executive Director



                                         AMERICAN PRESIDENT LINES, LTD.



ATTEST: /s/ David V. Ainsworth           By:  /s/ John G. Burgess
      David V. Ainsworth                              John G. Burgess
      Asst. Secretary                    Title:    Executive Vice President




Approved as to form:


/s/ June 29, 1993
James K. Hahn, City Attorney


By: /s/ Catherine H. Mee
            , Assistant